UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 23, 2016

99 CENTS ONLY STORES LLC

(Exact Name of Registrant as Specified in Charter)

California	1-11735	95-2411605
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4000 East Union Pacific Avenue City of Commerce, California	90023
(Address of Principal Executive Offices)	(Zip Code)

(323) 980-8145

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election and Departure of Certain Directors

Effective August 23, 2016, Allyson Satin has been elected as a member of the Board of Directors (the “Board”) of Number Holdings, Inc. (“Holdings”), the parent entity of 99 Cents Only Stores LLC (the “Company”). Ms. Satin will replace Adam Stein, who previously announced his resignation as a member of the Board.

Ms. Satin’s appointment was made pursuant to the Stockholders Agreement, dated as of January 13, 2012, by and among Holdings, Ares Corporate Opportunities Fund III, L.P., Canada Pension Plan Investment Board and the other stockholders party thereto, as amended from time to time. There are no other arrangements or understandings between Ms. Satin and any other person pursuant to which she was selected as a director, and there are no relationships between Ms. Satin and the Company or Holdings that would require disclosure under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

99 CENTS ONLY STORES LLC

Date: September 1, 2016

	By:	/s/ Michael Green
	Name:	Michael Green
	Title:	Senior Vice President, General Counsel and Secretary